Sub-Item 77Q1(g)


AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement")
is adopted as of this 6th day of April, 2018 by and
among: (i) each of the Guggenheim and Rydex open-end registered investment companies identified as a Target
Entity on Exhibit A hereto (each a "Target Entity"), separately, on behalf of its respective series identified on Exhibit A hereto (each a "Target Fund");
and (ii) each of the Invesco PowerShares open-end
registered investment companies identified as an
Acquiring Entity on Exhibit A hereto (each an
"Acquiring Entity"), separately, on behalf of its
respective series identified on Exhibit A hereto (each
an "Acquiring Fund"). Security Investors, LLC
("Security Investors"), Guggenheim Funds Investment
Advisors, LLC ("GFIA") and Guggenheim Partners
Investment Management, LLC ("GPIM")  join this
Agreement solely for purposes of Sections 1.2(f),
5.1(a), 5.1(e), 9.2, 14 and 16.3. Invesco PowerShares
Capital Management LLC ("IPCM") joins this agreement
solely for purposes of Sections 1.2(f), 5.1(a), 9.2,
14, and 16.3.
          WHEREAS, the parties hereto intend for each
Acquiring Fund and the corresponding Target Fund (as
set forth in Exhibit A hereto) to enter into a
transaction pursuant to which: (i) the Acquiring Fund
will acquire the Assets and Liabilities (as each such
term is defined in Section 1.2) of the Target Fund in
exchange for shares of the corresponding Acquiring Fund
of equal value to the net assets of the Target Fund
being acquired, and (ii) the Target Fund will
distribute such shares of the Acquiring Fund to
shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement
(each such transaction, a "Reorganization" and
collectively, the "Reorganizations").  Each Acquiring
Fund is, and will be immediately prior to Closing
(defined in Section 3.1), a shell series, without
assets (other than seed capital) or liabilities,
created for the purpose of acquiring the Assets and Liabilities (each as defined in Section 1.2) of the
Target Fund;
          WHEREAS, each Target Entity and each Acquiring Entity is an open-end, registered investment company of the management type; and
          WHEREAS, this Agreement is intended to be and
is adopted as a plan of reorganization and liquidation
with respect to each Reorganization within the meaning
of Section 368(a)(1) of the United States Internal
Revenue Code of 1986, as amended ("Code").
          NOW, THEREFORE, in consideration of the
premises and of the covenants and agreements
hereinafter set forth, the parties hereto covenant and
agree as follows:
1.	DESCRIPTION OF THE REORGANIZATIONS
     1.1.	It is the intention of the parties hereto that
each Reorganization described herein shall be conducted separately of the others, and a party that is not a party to a Reorganization shall incur no obligations,
duties or liabilities with respect to such
Reorganization by reason of being a party to this
Agreement. If any one or more Reorganizations should
fail to be consummated, such failure shall not affect
the other Reorganizations in any way.
     1.2.	Provided that all conditions precedent to a
Reorganization set forth herein have been satisfied or,
to the extent legally permissible, waived as of the
Closing Time (defined in Section 3.1), and based on the representations and warranties each party provides to the others, each Target Entity and its corresponding
Acquiring Entity agree to take the following steps with respect to their Reorganization(s), the parties to which are set forth in Exhibit A:
     (a)	The Target Fund shall transfer all of its
Assets, as defined and set forth in Section 1.2(b),
to the Acquiring Fund, and the Acquiring Fund in
exchange therefor shall assume the Liabilities, as
defined and set forth in Section 1.2(c), and
deliver to the Target Fund the number of Acquiring
Fund shares, plus cash in lieu of fractional
shares, all as determined in the manner set forth
in Section 2.
     (b)	The assets of the Target Fund to be
transferred to the Acquiring Fund shall consist of
all assets and property, including, without
limitation, all rights, cash, securities,
commodities and futures interests, forwards, swaps
and other financial instruments, claims (whether
absolute or contingent, known or unknown, accrued
or unaccrued and including, without limitation, any
interest in pending or future legal claims in
connection with past or present portfolio holdings,
whether in the form of class action claims, opt-out
or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries),
receivables (including dividends, interest,
principal, subscriptions and other receivables),
goodwill and other intangible property, and choses
in action, copies of all books and records
belonging to the Target Fund (including all books
and records required to be maintained under the
Investment Company Act of 1940, as amended (the
"1940 Act")), any deferred or prepaid expenses
shown as an asset on the books of the Target Fund
as of the Closing Time, and all interests, rights,
privileges and powers, other than the Target Fund's
rights under this Agreement on the Valuation Date
as defined in Section 2.1(a) (collectively,
"Assets"), but excluding (i) the estimated costs of extinguishing any Excluded Liability (as defined in
Section 1.2(c))and (ii) any service agreements to
which the Target Fund is a party (collectively,
"Excluded Assets"). The Assets of the Target Fund
shall be delivered to the Acquiring Fund free and
clear of all liens, encumbrances, hypothecations
and claims whatsoever, and there shall be no
restrictions on the full transfer thereof.  For the
avoidance of doubt, any Excluded Assets shall
remain the property of the Target Fund and
Acquiring Fund shall have no rights thereunder.
     (c)	The Acquiring Fund shall assume only those
liabilities, expenses, costs, charges and reserves
reflected on the Statement of Assets and
Liabilities of the Target Fund prepared on behalf
of the Target Fund, as of the Valuation Date, in
accordance with accounting principles generally
accepted in the United States of America ("GAAP")
consistently applied from the prior audited period, (collectively, "Liabilities"). For the avoidance of doubt, the Acquiring Fund shall assume only
those Liabilities reflected in such Statement of
Assets and Liabilities of the Target Fund and shall
not assume any other liabilities, whether absolute
or contingent, known or unknown, accrued or
unaccrued, all of which shall remain the obligation
of the Target Fund, including any Liabilities
related to or arising from the Excluded Assets
(collectively, the "Excluded Liabilities"), which,
for the avoidance of doubt, shall include those
Excluded Liabilities set forth in Schedule 1.2(c).
The Target Fund will use its reasonable best
efforts to discharge all known Liabilities prior to
or at the Valuation Date (as defined in Section
2.1(a)) to the extent permissible and consistent
with its own investment objectives and policies.
The Assets minus the Liabilities of a Target Fund
shall be referred to herein as the Target Fund's
"Net Assets." Notwithstanding anything contained
herein to the contrary, the Excluded Liabilities
are not, and shall not be, assumed by the Acquiring
Fund, and all Excluded Liabilities shall remain the liabilities of the Target Fund.
     (d)	As soon as is reasonably practicable after
the Closing, the Target Fund will distribute to its shareholders of record ("Target Fund Shareholders")
the shares of the Acquiring Fund received by the
Target Fund pursuant to Section 1.2(a), as set
forth in Exhibit A, on a pro rata basis, and
without further notice the outstanding shares of
the Target Fund will be redeemed and cancelled as
permitted by its Governing Documents (as defined in
Section 4.1) and applicable law, and the Target
Fund will as promptly as practicable completely
liquidate and dissolve as permitted by its
Governing Documents and applicable law.  Such
distribution to the Target Fund Shareholders and
liquidation of  the Target Fund will be
accomplished by the transfer of the Acquiring
Fund's shares then credited to the account of the
Target Fund on the books of the Acquiring Fund to
open accounts on the share records of the Acquiring
Fund in the names of the Target Fund Shareholders.
The aggregate net asset value of the Acquiring
Fund's shares to be so credited to the
corresponding Target Fund Shareholders shall be
equal to the aggregate net asset value of the
corresponding Target Fund's shares owned by the
Target Fund Shareholders on the Valuation Date,
plus cash in lieu of fractional shares.  The
Acquiring Fund shall not issue certificates
representing shares in connection with such
exchange.
     (e)	Ownership of the Acquiring Fund's shares
will be shown on its books, as such are maintained
by the Acquiring Fund's transfer agent.
     (f)	Beginning at least fifteen (15) business
days prior to the Valuation Date, the Target Fund
will provide IPCM and the Acquiring Fund with a
daily schedule of the Assets then held by the
Target Fund. At least ten (10) business days prior
to the Valuation Date, IPCM, on behalf of the
Acquiring Fund, will advise Security Investors,
GFIA, GPIM and the Target Fund of any investments
of the Target Fund shown on the Target Fund's
schedule of Assets that the Acquiring Fund would
not be permitted to hold (i) under its investment restrictions; (ii) under applicable law; or (iii)
because the transfer of such investments would
result in material operational or administrative
difficulties (including relating to valuation
matters) to the Acquiring Fund in connection with
facilitating the orderly transition of the Target
Fund's Assets to the Acquiring Fund. Under such circumstances, to the extent practicable, the
Target Fund will, if requested by the Acquiring
Fund and, to the extent permissible and consistent
with its own investment objectives and policies and
the fiduciary duties of the investment adviser
responsible for the portfolio management of the
Target Fund, dispose of such investments prior to
the Valuation Date.  Notwithstanding the foregoing,
nothing herein will permit or require the Target
Fund to dispose of any Assets, if, in the
reasonable judgment of the Target Entity's board of
trustees or the Target Fund's investment adviser,
such disposition would adversely affect the tax-
free nature of the Reorganization for U.S. federal
income tax purposes, or would adversely affect the
Target Fund's status as a "regulated investment
company" under the Code or would otherwise not be
in the best interests of the Target Fund.
     (g)	Any transfer taxes payable upon issuance
of the Acquiring Fund's shares in a name other than
the registered holder of the Target Fund's shares
on the books and records of the Target Fund as of
that time shall, as a condition of such issuance
and transfer, be paid by the person to whom the
Acquiring Fund's shares are to be issued and
transferred.
     (h)	Immediately after the Closing Time, the
share transfer books relating to the Target Fund
shall be closed and no transfer of shares shall
thereafter be made on such books.
2.	VALUATION
     2.1.	With respect to each Reorganization:
     (a)	The value of the Target Fund's Assets
shall be the value of such Assets computed as of
immediately after the close of regular trading on
the New York Stock Exchange ("NYSE"), which shall
reflect the declaration of any dividends, on the
Closing Date (the "Valuation Date"), using the
valuation procedures set forth in the then-current
prospectus for the Target Fund and the valuation
procedures established by the Target Entity's board
of trustees.  On the Valuation Date, the Target
Fund shall record the value of the Assets, as
valued pursuant to this Section 2.1(a), on a
valuation report (the "Valuation Report") and
deliver a copy of the Valuation Report to the
Acquiring Fund by 7:00 p.m. (Eastern time) on the
Valuation Date, or as soon as practicable
thereafter.
     (b)	The net asset value per share of the
Acquiring Fund shares issued in connection with the Reorganization shall be the net asset value per share of the Target Fund as of the close of
business on the Valuation Date.
     (c)	The number of Acquiring Fund shares issued
in exchange for the Target Fund's Net Assets shall
equal the number of shares of the Target Fund
outstanding as of the Valuation Date.  All
Acquiring Fund shares delivered to a Target Fund
will be delivered at net asset value without the
imposition of a sales load, commission, transaction
fee or other similar fee.
     (d)	All computations of value shall be made by
the Target Fund or its designated recordkeeping
agent using the valuation procedures described in
this Section 2 and shall be subject to review by
the Acquiring Fund and/or its recordkeeping agent,
and, if requested by either the Target Entity or
the Acquiring Entity, by the independent registered
public accountant of the requesting party.
3.	CLOSING AND CLOSING DATE
     3.1.	Each Reorganization shall close on the date of
the closing of the transactions contemplated by that
certain Transaction Agreement (the "Transaction
Agreement") dated as of September 28, 2017 between
Invesco Ltd., a Bermuda corporation, and Guggenheim
Capital, LLC, a Delaware limited liability company, or
such other date as the parties may agree with respect
to any or all Reorganizations (the "Closing Date").
All acts taking place at the closing of a
Reorganization ("Closing") shall, subject to the
satisfaction or waiver of the conditions in this
Agreement, be deemed to take place simultaneously as of
the later of 7:01 p.m. Eastern time or the finalization
of the applicable Target Fund's net asset value on the
Closing Date of that Reorganization, unless otherwise
agreed to by the parties (the "Closing Time").  The
Closing of each Reorganization shall be held in person,
by facsimile, email or such other communication means
as the parties may reasonably agree.  The Target Fund
shall notify the Acquiring Fund of any portfolio
security held by the Target Fund in other than book-
entry form at least five (5) business days prior to the
Closing Date.
     3.2.	With respect to each Reorganization:
     (a)	The Target Fund's portfolio securities,
investments or other assets that are represented by
a certificate or other written instrument shall be
transferred and delivered by the Target Fund as of
the Closing Time to the Acquiring Fund's custodian
for the account of the Acquiring Fund duly endorsed
in proper form for transfer and in such condition
as to constitute good delivery thereof.  The Target
Fund shall direct the Target Fund's custodian (the
"Target Custodian") to deliver to the Acquiring
Fund's custodian as of the Closing Date by book
entry, in accordance with the customary practices
of Target Custodian and any securities depository
(as defined in Rule 17f-4 under the 1940 Act), in
which the Assets are deposited, the Target Fund's
portfolio securities and instruments so held. The
Target Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Target Custodian to the Acquiring
Fund's custodian.  Such presentation shall be made
for examination no later than five (5) business
days preceding the Closing Date, and such
certificates and other written instruments shall be transferred and delivered by the Target Fund as of the Closing Time for the account of the Acquiring
Fund duly endorsed in proper form for transfer in
such condition as specified by the Acquiring Fund's
custodian so as to constitute good delivery
thereof.  The cash to be transferred by the Target
Fund shall be delivered to the Acquiring Fund's
custodian by wire transfer of federal funds or
other appropriate means on the Closing Date.  If
the Target Fund is unable to make such delivery on
the Closing Date in the manner contemplated by this
Section for the reason that any of such securities
or other investments purchased prior to the Closing
Date have not yet been delivered to the Target Fund
or its broker, then the Acquiring Fund may, in its
sole discretion, waive the delivery requirements of
this Section with respect to said undelivered
securities or other investments if the Target Fund
has, by or on the Closing Date, delivered to the
Acquiring Fund or its custodian executed copies of
an agreement of assignment and escrow and due bills
executed on behalf of said broker or brokers,
together with such other documents as may be
required by the Acquiring Fund or its custodian,
such as brokers' confirmation slips.
     (b)	The Target Entity shall direct the Target
Custodian for the Target Fund to deliver, at the
Closing, a certificate of an authorized officer
stating that (i) except as permitted by Section
3.2(a), the Assets have been delivered in proper
form to the Acquiring Fund no later than the
Closing Time on the Closing Date, and (ii) all
necessary taxes in connection with the delivery of
the Assets, including all applicable federal, state
and foreign stock transfer stamps, if any, have
been paid or provision for payment has been made.
At the Closing, or as soon as practicable
thereafter, the Acquiring Entity will cause the
custodian for the Acquiring Fund to deliver a
certificate of an authorized officer acknowledging
that the Acquiring Fund has received the Target
Fund portfolio securities, cash and any other
Assets as of the final settlement date for such
transfers.
     (c)	At such time prior to the Closing Date as
the parties mutually agree, the Target Fund shall
provide instructions and related information to the
Acquiring Fund or its transfer agent with respect
to the Target Fund Shareholders, including names,
addresses, dividend reinvestment elections, if any,
and tax withholding status of the Target Fund
Shareholders as of the date agreed upon (such
information to be updated as of the Closing Date,
as necessary).  The Acquiring Fund and its transfer
agent shall have no obligation to inquire as to the
validity, propriety or correctness of any such
instruction, information or documentation, but
shall, in each case, assume that such instruction,
information or documentation is valid, proper,
correct and complete.
     (d)	The Target Entity shall direct the
transfer agent for a Target Fund (the "Target
Transfer Agent") to deliver to the Acquiring Fund
at the Closing a certificate of an authorized
officer stating that its records, as provided to
the Acquiring Fund, contain the names and addresses
of the Target Fund Shareholders and the number of
outstanding shares owned by each such shareholder
immediately prior to the Closing. The Acquiring
Fund shall issue and deliver to the Secretary of
the Target Fund a confirmation evidencing the
Acquiring Fund shares to be credited on the Closing
Date, or provide other evidence satisfactory to the
Target Entity that such Acquiring Fund's shares
have been credited to the Target Fund Shareholders'
accounts on the books of the Acquiring Fund.  At
the Closing, each party shall deliver to the other
such bills of sale, checks, assignments,
certificates, if any, receipts or other documents
as such other party or its counsel may reasonably
request.
     (e)	In the event that on the Valuation Date or
the Closing Date (i) the NYSE or another primary
trading market for portfolio securities of the
Target Fund (each, an "Exchange") shall be closed
to trading or trading thereupon shall be
restricted, or (ii) trading or the reporting of
trading on such Exchange or elsewhere shall be
disrupted so that, in the judgment of the board of
trustees of the Acquiring Entity or the Target
Entity, or the authorized officers of such
entities, accurate appraisal of the value of the
net assets of the Acquiring Fund or the Target
Fund, respectively, is impracticable, the Valuation
Date and the Closing Date shall be postponed until
the first business day after the day when trading
shall have been fully resumed and reporting shall
have been restored or such later dates as may be
mutually agreed in writing by an authorized officer
of each party.
4.	REPRESENTATIONS AND WARRANTIES
     4.1.	Each Target Entity, on behalf of itself or,
where applicable a Target Fund, represents and warrants
to the corresponding Acquiring Entity and Acquiring
Fund as follows:
     (a)	The Target Entity is a statutory trust
organized under the laws of the State of Delaware,
validly existing and in good standing and with
power under the Target Entity's governing documents
(including bylaws), as applicable ("Governing
Documents"), to own all of its Assets, to carry on
its business as it is now being conducted and to
enter into this Agreement and perform its
obligations hereunder.  The Target Fund is a duly
established and designated separate series of the
Target Entity;
     (b)	The Target Entity is a registered
investment company classified as a management
company of the open-end type, and its registration
with the U.S. Securities and Exchange Commission
(the "Commission") as an investment company under
the 1940 Act, and the registration of the shares of
the Target Fund under the Securities Act of 1933,
as amended ("1933 Act"), are in full force and
effect, and will be in full force and effect on the
Closing Date, and no action or proceeding to revoke
or suspend such registrations is pending, or to the
knowledge of the Target Fund, threatened.  All
issued and outstanding shares of the Target Fund
have been offered for sale in conformity in all
material respects with applicable federal and state
securities laws;
     (c)	No consent, approval, authorization, or
order of any court or governmental authority or the
Financial Industry Regulatory Authority ("FINRA")
is required for the consummation by the Target Fund
and the Target Entity of the transactions
contemplated herein, except such as have been
obtained or will be obtained prior to the Closing
Date under the 1933 Act, the Securities Exchange
Act of 1934, as amended ("1934 Act"), the 1940 Act,
state securities or blue sky laws (which term as
used herein shall include the laws of the District
of Columbia and of Puerto Rico) and the Hart-Scott-
Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), each of which, as required, shall have been obtained on or prior to
the Closing Date. No consent of or notice to any
other third party or entity is required for the
consummation by the Target Fund of the transactions contemplated by this Agreement;
     (d)	The prospectus and statement of additional
information and current shareholder reports of the
Target Fund, and each prospectus and statement of
additional information and shareholder reports of
the Target Fund used at all times during the three
(3) years prior to the date of this Agreement,
conform or conformed at the time of its use in all
material respects to the applicable requirements of
the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder and does
not or did not at the time of its use include any
untrue statement of a material fact or omit to
state any material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under which
they were made, not materially misleading;
     (e)	The Target Fund is in compliance in all
material respects with, and during the three (3)
years prior to the date of this Agreement was in
compliance in all material respects with, the
requirements of, and the rules and regulations
under, the 1933 Act, the 1934 Act and the 1940 Act,
state securities laws and all other applicable
federal and state laws or regulations.  The Target
Fund is in compliance in all material respects
with, and during the three (3) years prior to the
date of this Agreement was in compliance in all
material respects with,  its investment objectives,
policies, guidelines and restrictions and
compliance procedures, and the value of the Net
Assets of the Target Fund is, and during such
period was, determined using portfolio valuation
methods that, in the reasonable judgment of the
Target Fund, comply in all material respects with
the requirements of the 1940 Act and the rules and
regulations of the Commission thereunder and the
pricing and valuation policies of the Target Fund
and there have been no material miscalculations of
the net asset value of the Target Fund or the net
asset value per share of the Target Fund during the
twelve (12) month period preceding the date hereof
that have not been remedied or will not be remedied
prior to the Closing Date in accordance with
industry practice that, individually or in the
aggregate, would have a material adverse effect on
the Target Fund or its Assets, and all such
calculations have been made in accordance with the
applicable provisions of the 1940 Act.  All
advertising and sales material used by the Target
Fund during the twelve (12) months prior to the
date of this Agreement complied in all material
respects, at the time such material was used, with
applicable law and the rules and regulations of the
FINRA;
     (f)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the
Acquiring Fund, the Target Fund will as of the
Closing Time have good and marketable title to the
Assets and full right, power, and authority to
sell, assign, transfer and deliver such Assets free
of adverse claims, including any liens or other
encumbrances, and upon delivery and payment for
such Assets, the Acquiring Fund will acquire good
and marketable title thereto, free of adverse
claims and subject to no restrictions on the full
transfer thereof, including, without limitation,
such restrictions as might arise under the 1933
Act, provided that the Acquiring Fund will, as
applicable, acquire assets that are segregated as
collateral for the Target Fund's derivative
positions, including without limitation as
collateral for swap positions and as margin for
futures positions, subject to such segregation and
liens that apply to such Assets;
     (g)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the
Acquiring Fund, the Target Fund is not engaged
currently, and the execution, delivery and
performance of this Agreement will not result, in
(i) a material violation of the Target Entity's
Governing Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund or the Target Entity is a
party or by which it is bound, or (ii) the
acceleration of any obligation, or the imposition
of any lien, encumbrance, penalty or additional fee
under any agreement, indenture, instrument,
contract, lease, judgment or decree to which the
Target Fund or Target Entity is a party or by which
it is bound;
     (h)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the
Acquiring Fund, all material contracts or other
commitments of the Target Fund (other than this
Agreement and certain investment contracts,
including swap agreements, options, futures and
forward contracts) will terminate or be terminated
with respect to the Target Fund without liability
to the Target Fund or may otherwise be assigned to
the Acquiring Fund without the payment of any fee
(penalty or otherwise) or acceleration of any
obligations of the Target Fund on or prior to the
Closing Date;
     (i)	Except as otherwise disclosed to and
accepted, in writing, by or on behalf of the
Acquiring Fund, no litigation or administrative
proceeding or investigation of or before any court,
tribunal, arbitrator, governmental body, regulatory
agency or FINRA is presently pending or, to the
Target Fund's knowledge, threatened against the
Target Fund that, if adversely determined, would
materially and adversely affect the Target Fund's
financial condition or the conduct of its business
or the Target Fund's ability to consummate the
transactions contemplated by this Agreement.  The
Target Fund and the Target Entity, without any
special investigation or inquiry, know of no facts
that might form the basis for the institution of
such proceedings and neither the Target Entity nor
the Target Fund is a party to or subject to the
provisions of any order, decree or judgment of any
court, governmental body, regulatory agency or
FINRA that materially and adversely affects its
business or its ability to consummate the
transactions herein contemplated.  Neither the
Target Entity nor the Target Fund is in violation
of, or has violated, nor, to the knowledge of the
Target Entity, is under investigation with respect
to or has been threatened to be charged with or
given notice of any violation of, any applicable
law or regulation. The Target Fund (i) does not
have outstanding any option to purchase or other
right to acquire shares of the Target Fund issued
or granted by or on behalf of the Target Fund to
any person; (ii) has not entered into any contract
or agreement or amendment of any contract or
agreement or terminated any contract or agreement,
in each case material to the operation of the
Target Fund, except as otherwise contemplated by
this Agreement or as disclosed to the Acquiring
Fund; (iii) has not incurred any indebtedness,
other than in the ordinary course of business
consistent with the investment objective and
policies of the Target Fund; (iv) has not entered
into any amendment of its Governing Documents that
has not been disclosed to the Acquiring Fund; (v)
does not have outstanding any grant or imposition
of any lien, claim, charge or encumbrance (other
than encumbrances arising in the ordinary course of
business) upon any asset of the Target Fund other
than a lien for taxes not yet due and payable; and
(vi) has not entered into any agreement or made any
commitment to do any of the foregoing except as
disclosed to the Acquiring Fund;
     (j)	The financial statements of the Target
Fund for the Target Fund's most recently completed
fiscal year have been audited by the independent
registered public accounting firm identified in the
Target Fund's prospectus or statement of additional information included in the Target Fund's registration statement on Form N-1A.  Such
statements, as well as the unaudited, semi-annual
financial statements for the semi-annual period
next succeeding the Target Fund's most recently
completed fiscal year, if any, were prepared in
accordance with GAAP consistently applied, and such
statements (copies of which have been furnished or
made available to the Acquiring Fund) present
fairly, in all material respects, the financial
condition of the Target Fund as of such date in
accordance with GAAP, and there are no known
contingent liabilities of the Target Fund required
to be reflected on a balance sheet (including the
notes thereto) in accordance with GAAP as of such
date not disclosed therein.  No significant
deficiency, material weakness, fraud, significant
change or other factor that could significantly
affect the internal controls of the Target Fund has
been disclosed or is required to be disclosed in
the Target Fund's reports on Form N-CSR and, to the
knowledge of the Target Fund, no such disclosure
will be required as of the Closing Date;
     (k)	Since the last day of the Target Fund's
most recently completed fiscal year, there has not
been any material adverse change in the Target
Fund's financial condition, assets, liabilities or
business, other than changes occurring in the
ordinary course of business, except as otherwise
disclosed to and accepted by the Acquiring Fund in
writing.  For the purposes of this subparagraph, a
decline in net asset value due to declines in
market values of securities held by the Target
Fund, the redemption of the Target Fund's shares by shareholders of the Target Fund or the discharge of the Target Fund's ordinary course liabilities shall
not constitute a material adverse change;
     (l)	On the Closing Date, all material Tax
Returns (as defined below) of the Target Fund
required by law to have been filed by such date
(including any extensions) shall have been filed
and are or will be true, correct and complete in
all material respects, and all Taxes (as defined
below) shown as due or claimed to be due by any
government entity shall have been paid or provision
has been made for the payment thereof.  To the
Target Fund's knowledge, no such Tax Return is
currently under audit by any federal, state, local
or foreign Tax authority; no assessment has been
asserted with respect to such Tax Returns; there
are no levies, liens or other encumbrances on the
Target Fund or its assets resulting from the non-
payment of any Taxes; no waivers of the time to
assess any such Taxes are outstanding nor are any
written requests for such waivers pending; and
adequate provision has been made in the Target Fund
financial statements for all Taxes in respect of
all periods ended on or before the date of such
financial statements.  The Target Fund is in
compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of distributions on and redemptions of its shares of beneficial interest and to withholding in respect of distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder. As used
in this Agreement, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited
to, excise tax and withholding on amounts paid to
or by any person), together with any interest,
penalty, addition to tax or additional amount
imposed by any governmental authority (domestic or
foreign) responsible for the imposition of any such
tax. "Tax Return" means reports, returns,
information returns, dividend reporting forms,
elections, agreements, declarations, or other
documents or reports of any nature or kind
(including any attached schedules, supplements and
additional or supporting material) filed or
required to be filed or furnished or required to be
furnished with respect to Taxes, including any
claim for refund, amended return or declaration of
estimated Taxes (and including any amendments with
respect thereto);
     (m)	The Target Fund: (i) is not (and will not
be as of the Closing Date) classified as a
partnership, and instead is (and will be as of the
Closing Date) classified as an association that is
subject to tax as a corporation for federal tax
purposes and either has elected the latter
classification by filing Form 8832 with the
Internal Revenue Service (the "Service") or is a
"publicly traded partnership" (as defined in
Section 7704(b) of the Code) that is treated as a
corporation for federal tax purposes, (ii) has
elected to be a regulated investment company under
Subchapter M of the Code, and (iii) is a "fund," as
defined in Section 851(g)(2) of the Code, that is
treated as a separate corporation under Section
851(g)(1) of the Code.  The Target Fund has
qualified for treatment as a regulated investment
company for each taxable year since inception that
has ended prior to the Closing Date and will have
satisfied the requirements of Part I of Subchapter
M of the Code to maintain such qualification for
the period beginning on the first day of its
current taxable year and ending on the Closing
Date, and for each such taxable year (or portion
thereof), the Target Fund has been eligible to
compute its federal income tax under Section 852 of
the Code. The Target Fund will satisfy the
diversification requirements of Section 851(b)(3)
of the Code without regard to the last sentence of
Section 851(d)(1) of the Code as of the last
taxable year quarter end of the Target Fund closing
on or before the Closing Date. The Target Fund has
not had at any time since its inception (and will
not have as of the Closing Date) any material tax
liability under Sections 852 or 4982 of the Code
for any period ended on or before the Closing Date.
The Target Fund has no earnings or profits
accumulated with respect to any taxable year in
which the provisions of Subchapter M of the Code
did not apply to the Target Fund;
     (n)	The Target Fund has not changed its
taxable year end within the most recent 48-month
period ending on the last day of the month
immediately preceding the Closing Date of a
Reorganization, and it does not intend to change
its taxable year end prior to the Closing Date;
     (o)	The Target Fund has not undergone, has not
agreed to undergo, nor is required to undergo (nor
will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an
adjustment to its taxable income pursuant to
Section 481 of the Code. The Target Fund (including
the Acquiring Fund as its successor) will not be
required to include any item of income in, or
exclude any item of deduction from, taxable income
for any taxable period (or portion thereof) ending
after the Closing Date as a result of any (i)
change in method of accounting for a taxable period
ending on or prior to the Closing Date; (ii)
"closing agreement" as described in Section 7121 of
the Code (or any corresponding or similar provision
of state, local or foreign income tax law) executed
on or prior to the Closing Date; (iii) installment
sale or open transaction disposition made on or
prior to the Closing Date; or (iv) prepaid amount
received on or prior to the Closing Date;
     (p)	The Target Fund has not been notified in
writing that any examinations of the Tax Returns of
the Target Fund are currently in progress or
threatened, and, to the knowledge of the Target
Fund, no such examinations are currently in
progress or threatened, and no deficiencies have
been asserted or assessed against the Target Fund
as a result of any audit by the Service or any
state, local or foreign taxing authority, and, to
the knowledge of the Target Fund, no such
deficiency has been proposed or threatened, and
there are no levies, liens or other encumbrances
related to Taxes existing or known to the Target
Fund to be threatened or pending with respect to
the Assets of the Target Fund;
     (q)	The Target Fund has no actual or potential
liability for any Tax obligation of any taxpayer
other than itself. The Target Fund is not currently
and has never been a member of a group of
corporations with which it has filed (or been
required to file) consolidated, combined or unitary
tax returns. The Target Fund is not a party to any
Tax allocation, sharing, or indemnification
agreement;
     (r)	All issued and outstanding shares of the
Target Fund are, and on the Closing Date will be,
duly and validly issued and outstanding, fully paid
and non-assessable by the Target Entity, and are
not, and on the Closing Date will not be, subject
to preemptive or objecting shareholder rights. In
every state where offered or sold, such offers and
sales have been in compliance in all material
respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws. All of the issued and outstanding shares of the Target Fund will, at the time of Closing, be held by the persons and in the
amounts set forth in the records of the Target
Transfer Agent, on behalf of the Target Fund.  The
Target Fund does not have outstanding any options,
warrants or other rights to subscribe for or
purchase any of the shares of the Target Fund, nor
is there outstanding any security convertible into
any of the Target Fund's shares;
     (s)	The Target Entity, on behalf of the Target
Fund, has all requisite power and authority to
enter into this Agreement and to consummate the
transactions contemplated herein. The execution,
delivery and performance of this Agreement has been
duly authorized by all necessary action, if any, on
the part of the trustees of the Target Entity and,
subject to the approval of the shareholders of the
Target Fund (only with respect to those obligations
under this Agreement that are contingent on such
shareholder approval) and the due authorization,
execution and delivery of this Agreement by the
other parties hereto, this Agreement will
constitute a valid and binding obligation of the
Target Fund, enforceable in accordance with its
terms, subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other
laws relating to or affecting creditors' rights and
to general equity principles;
     (t)	The information relating to the Target
Fund furnished by the Target Fund for use in no-
action letters, applications for orders,
registration statements, proxy materials and other
documents filed or to be filed with any federal,
state or local regulatory or self-regulatory
authority that are necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and
will comply in all material respects with federal
securities laws and regulations thereunder and
other applicable laws and regulations applicable
thereto;
     (u)	As of the date of this Agreement or within
a certain time thereafter as mutually agreed by the
parties, the Target Fund has provided the Acquiring
Fund with all information relating to the Target
Fund reasonably necessary for the preparation of
the N-14 Registration Statement (as defined in
Section 5.1(b) hereof), in compliance with the 1933
Act, the 1934 Act and the 1940 Act in connection
with the meeting of shareholders of the Target Fund
to approve this Agreement and the transactions
contemplated hereby.  As of the effective date of
the N-14 Registration Statement, the date of the
meeting of shareholders of the Target Fund and the
Closing Date, such information provided by any
Target Fund will not contain any untrue statement
of a material fact or omit to state a material fact
required to be stated therein or necessary to make
the statements therein, in light of the
circumstances under which such statements were
made, not misleading; provided, however, that the representations and warranties in this subparagraph shall not apply to statements in or omissions from
the N-14 Registration Statement made in reliance
upon and in conformity with information that was
furnished by the Acquiring Fund for use therein;
     (v)	The books and records of the Target Fund
are true and correct in all material respects and
contain no material omissions with respect to
information required to be maintained under the
laws, rules and regulations applicable to the
Target Fund;
     (w)	The Target Entity has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act
relating to the Target Fund;
     (x)	The Target Entity has adopted and
implemented written policies and procedures related
to insider trading and a code of ethics that
complies with all applicable provisions of
Section 17(j) of the 1940 Act and Rule 17j-1
thereunder;
     (y)	The Target Entity and the Target Fund have
maintained any material license, permit, franchise, authorization, certification and approval required by any governmental entity in the conduct of its
business (the "Licenses and Permits"). Each License
and Permit has been duly obtained, is valid and in
full force and effect, and is not subject to any
pending or, to the knowledge of the Target Entity,
threatened administrative or judicial proceeding to
revoke, cancel, suspend or declare such License and
Permit invalid;
     (z)	The Target Entity is not under the
jurisdiction of a court in a Title 11 or similar
case within the meaning of Section 368(a)(3)(A) of
the Code; and
     (aa)	The Target Fund has no unamortized or
unpaid organizational fees or expenses.
     4.2.	Each Acquiring Entity, on behalf of the
Acquiring Fund, represents and warrants to the
corresponding Target Entity and Target Fund as follows:
     (a)	The Acquiring Fund is duly organized as a
series of the Acquiring Entity, which, with respect
to PowerShares Exchange-Traded Fund Trust and
PowerShares Exchange-Traded Fund Trust II, is a
voluntary association with transferable shares
(commonly known as a business trust) duly formed,
validly existing, and in good standing under the
laws of the Commonwealth of Massachusetts, and,
with respect to PowerShares Actively Managed
Exchange-Traded Fund Trust and PowerShares
Exchange-Traded Self-Indexed Fund Trust, is a
statutory trust duly formed, validly existing, and
in good standing under the laws of the State of
Delaware, each with power under its Governing
Documents to own all of its properties and assets
and to carry on its business as it is now being,
and as it is contemplated to be, conducted and to
enter into this Agreement and perform its
obligations hereunder;
     (b)	The Acquiring Entity is a registered
investment company classified as a management
company of the open-end type, and its registration
with the Commission as an investment company under
the 1940 Act and the registration of shares of the
Acquiring Fund under the 1933 Act are in full force
and effect, and will be in full force and effect on
the Closing Date, and no action or proceeding to
revoke or suspend such registrations is pending, or
to the knowledge of the Acquiring Fund, threatened;
     (c)	No consent, approval, authorization, or
order of any court, governmental authority or FINRA
is required for the consummation by the Acquiring
Fund of the transactions contemplated herein,
except such as have been or will be (at or prior to
the Closing Date) obtained under the 1933 Act, the
1934 Act, the 1940 Act and state securities or blue
sky laws (which term as used herein shall include
the laws of the District of Columbia and of Puerto
Rico) and the Hart-Scott-Rodino Act, each of which,
as required, shall have been obtained on or prior
to the Closing Date.  No consent of or notice to
any other third party or entity is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement;
     (d)	The prospectus and statement of additional
information of the Acquiring Fund to be used in
connection with the Reorganization will conform at
the time of their use in all material respects to
the applicable requirements of the 1933 Act and the
1940 Act and the rules and regulations of the
Commission thereunder and will not include any
untrue statement of a material fact or omit to
state any material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under which
they were made, not misleading;
     (e)	The Acquiring Fund is not engaged
currently, and the execution, delivery and
performance of this Agreement will not result, in
(i) a material violation of the Acquiring Entity's
Governing Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund or the Acquiring Entity is
a party or by which it is bound, or (ii) the
acceleration of any obligation, or the imposition
of any lien, encumbrance, penalty, or additional
fee under any agreement, indenture, instrument,
contract, lease, judgment or decree to which the
Acquiring Fund or the Acquiring Entity is a party
or by which it is bound;
     (f)	Except as otherwise disclosed in writing
to and accepted by or on behalf of the Target Fund,
no litigation or administrative proceeding or
investigation of or before any court, tribunal,
arbitrator, governmental body, regulatory agency or
FINRA is presently pending or, to the Acquiring
Fund's knowledge, threatened against the Acquiring
Fund that, if adversely determined, would
materially and adversely affect the Acquiring
Fund's financial condition or the conduct of its
business or the Acquiring Fund's ability to
consummate the transactions contemplated by this
Agreement.  The Acquiring Fund and the Acquiring
Entity, without any special investigation or
inquiry, know of no facts that might form the basis
for the institution of such proceedings and neither
the Acquiring Entity nor the Acquiring Fund is a
party to or subject to the provisions of any order,
decree or judgment of any court, governmental body,
regulatory agency or FINRA that materially and
adversely affects its business or its ability to
consummate the transactions herein contemplated;
     (g)	The Acquiring Fund has not yet commenced
operations.  The Reorganization will be structured
as a "shell reorganization" subject to U.S. federal
income tax treatment under Section 368(a)(1)(F) of
the Code.  The Acquiring Fund is, and will be at
the time of Closing, a new series portfolio of the
Acquiring Entity created within the last twelve
(12) months, without assets (other than seed
capital) or liabilities, formed for the purpose of
receiving the Assets and assuming the Liabilities
of the Target Fund in connection with the
Reorganization and, accordingly, the Acquiring Fund
has not prepared books of account and related
records or financial statements or issued any
shares except those issued in a private placement
to IPCM or its affiliate to secure any required
initial shareholder approvals;
     (h)	On the Closing Date, all material Tax
Returns of the Acquiring Fund required by law to
have been filed by such date (including any
extensions) shall have been filed and are or will
be true, correct and complete in all material
respects, and all Taxes shown as due or claimed to
be due by any government entity shall have been
paid or provision has been made for the payment
thereof. To the Acquiring Fund's knowledge, no such
Tax Return is currently under audit by any federal,
state, local or foreign Tax authority; no
assessment has been asserted with respect to such
Tax Returns; there are no levies, liens or other
encumbrances on the Acquiring Fund or its assets
resulting from the non-payment of any Taxes; and no
waivers of the time to assess any such Taxes are
outstanding nor are any written requests for such
waivers pending;
     (i)	The Acquiring Fund: (i) was formed for the
purpose of the respective Reorganization, (ii) is not (and will not be as of the Closing Date) classified as a partnership, and instead is (and will be as of the Closing Date) classified as an association that is subject to tax as a corporation for federal tax purposes and either has elected (or will timely elect) the latter classification by filing Form 8832 with the Service or is (or will be as of the Closing Date) a "publicly traded partnership" (as defined in Section 7704(b) of the Code) that is treated as a corporation for federal tax purposes, (iii) has not filed any income tax return, and intends to qualify to be a regulated investment company under Subchapter M of the Code for its taxable year which includes the Closing
Date, holds and has held no property other than de minimis assets related to its formation or maintenance of its legal status and has and has had no tax attributes other than attributes related to such de minimis assets, and (iv) is a "fund," as defined in Section 851(g)(2) of the Code, that is treated as a separate corporation under Section
851(g)(1) of the Code. The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

     (j)	The Acquiring Entity, on behalf of the
Acquiring Fund, has all requisite power and
authority to enter into this Agreement and to
consummate the transactions contemplated herein.
The execution, delivery and performance of this
Agreement will have been duly authorized prior to
the Closing Date by all necessary action, if any,
on the part of the trustees of the Acquiring
Entity, on behalf of the Acquiring Fund, and
subject to the approval of shareholders of the
Target Fund and the due authorization, execution
and delivery of the Agreement by the other parties
thereto, this Agreement will constitute a valid and
binding obligation of the Acquiring Fund,
enforceable in accordance with its terms, subject,
as to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors' rights and to general
equity principles;
     (k)	The shares of the Acquiring Fund to be
issued and delivered to the Target Fund, for the
account of the Target Fund Shareholders, pursuant
to the terms of this Agreement, have been duly
authorized and, when so issued and delivered, will
be duly and validly issued Acquiring Fund shares,
and, upon receipt of the Target Fund's Assets in
accordance with the terms of this Agreement, will
be fully paid and non-assessable by the Acquiring
Entity (recognizing that under Massachusetts law,
shareholders of an Acquiring Fund that is a series
of PowerShares Exchange-Traded Fund Trust and/or
PowerShares Exchange-Traded Fund Trust II, under
certain circumstances, could be held personally
liable for the obligations of the Acquiring Fund);
     (l)	The Acquiring Entity has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act
relating to the Acquiring Fund;
     (m)	The Acquiring Entity and the Acquiring
Fund have adopted and implemented written policies
and procedures related to insider trading and a
code of ethics that complies with all applicable
provisions of Section 17(j) of the 1940 Act and
Rule 17j-1 thereunder;
     (n)	The Acquiring Entity is not under the
jurisdiction of a court in a Title 11 or similar
case within the meaning of Section 368(a)(3)(A) of
the Code;
     (o)	The Acquiring Fund has no unamortized or
unpaid organizational fees or expenses for which it
does not expect to be reimbursed by IPCM or its
affiliates; and
     (p)	As of the effective date of the N-14
Registration Statement, the date of the meeting of
shareholders of the Target Fund and the Closing
Date, the information provided by any Acquiring
Fund for use in the N-14 Registration Statement,
including the documents contained or incorporated
therein by reference will not contain any untrue
statement of a material fact or omit to state a
material fact required to be stated therein or
necessary to make the statements therein, in light
of the circumstances under which such statements
were made, not misleading; provided, however, that
the representations and warranties in this
subparagraph shall not apply to statements in or
omissions from the N-14 Registration Statement made
in reasonable reliance upon and in conformity with
information that was furnished by the Target Fund
for use therein.
     4.3.	With respect to each Reorganization, the Target
Entity, on behalf of the Target Fund, and the Acquiring
Entity, on behalf of the Acquiring Fund, represents and
warrants as follows:
     (a)	The fair market value of the Acquiring
Fund's shares that each Target Fund shareholder
receives will be approximately equal to the fair
market value of the Target Fund shares it actually
or constructively surrenders in exchange therefor;
     (b)	The fair market value of the Assets will
equal or exceed the Liabilities to be assumed by
the Acquiring Fund and those to which the Assets
are subject;
     (c)	No expenses incurred by the Target Fund or
on its behalf in connection with the Reorganization
will be paid or assumed by the Acquiring Fund or
any other third party unless those expenses are
solely and directly related to the Reorganization
(determined in accordance with the guidelines set
forth in Rev. Rul. 73-54, 1973-1 C.B. 187)
("Reorganization Expenses"), and no cash or
property other than Acquiring Fund shares will be
transferred to the Target Fund or any of its
shareholders with the intention that it be used to
pay any expenses (even Reorganization Expenses)
thereof; and
     (d)	Immediately following consummation of the
Reorganization, other than shares of an Acquiring
Fund issued to IPCM or its affiliate representing
de minimis assets related to the Acquiring Fund's
formation or maintenance of its legal status,
(1) the shareholders of the Acquiring Fund will own
all the Acquiring Fund shares and will own those
shares solely by reason of their ownership of the
Target Fund shares immediately before the
Reorganization; (2) the Acquiring Fund will hold
the same assets and will be subject to the
Liabilities that the Target Fund held or was
subject to immediately before the Reorganization
(for the avoidance of doubt, not including the
Excluded Liabilities); and (3) the amount of all
distributions (other than regular, normal
dividends) Target Fund will make immediately
preceding the Reorganization, will, in the
aggregate, constitute less than 1% of its net
assets.
5.	COVENANTS OF THE ACQUIRING ENTITY AND THE TARGET
ENTITY
     5.1.	With respect to each Reorganization:
     (a)	The Target Fund will (i) operate its
business in the ordinary course and substantially
in accordance with past practice between the date
hereof and the Closing Date, it being understood
that, with respect to the Target Fund, such
ordinary course of business may include purchases
and sales of portfolio securities and other
instruments, sales and redemptions of the Target
Fund's shares, and the declaration and payment of
customary dividends and distributions, and any
other distribution that may be advisable, and (ii)
use its reasonable best efforts to preserve intact
its business organization and material assets and
maintain the rights, franchises and business and
customer relations necessary to conduct the
business operations of the Target Fund in the
ordinary course in all material respects.  The
Acquiring Fund shall take such actions as are
customary to the organization of a new series prior
to its commencement of operations.  In order to
facilitate the transfer of Assets at the Closing
Date, IPCM may request in writing that Security
Investors, GFIA and/or GPIM use commercially
reasonable efforts, subject to Security Investors'
GFIA's and/or GPIM's fiduciary duty, as applicable,
to limit or cease portfolio trading on behalf of
the Target Fund for a period of up to three (3)
days prior to the Valuation Date. Security
Investors, GFIA and GPIM agree that they will
accommodate such requests to the extent such
trading restrictions are consistent with the
investment objectives, policies and strategies of
the Target Fund and consistent with fulfilling its
fiduciary obligations as an investment adviser,
provided that Security Investors, GFIA and/or GPIM
will not be required to limit or cease portfolio
trading that is necessary or, in the reasonable
judgment of Security Investors, GFIA and/or GPIM
appropriate in connection with a creation or
redemption order placed with the Target Fund by an
"authorized participant" during this time period.
No party shall take any action that would, or would
reasonably be expected to, result in any of its
representations and warranties set forth in this
Agreement being or becoming untrue in any material
respect.
     (b)	The parties hereto shall cooperate in
preparing, and the Acquiring Entity shall file with
the Commission, a registration statement on Form N-
14 under the 1933 Act, which shall properly
register the Acquiring Fund shares to be issued in
connection with the Reorganization and include a
proxy statement with respect to the votes of the
shareholders of the Target Fund to approve the
Reorganization (the "N-14 Registration Statement").
If at any time prior to the Closing Date a party
becomes aware of any untrue statement of a material
fact or omission to state a material fact required
to be stated therein or necessary to make the
statements made not misleading in light of the
circumstances under which they were made in respect
of the N-14 Registration Statement, such party
shall notify each other party, and the parties
shall cooperate in promptly preparing and filing
with the Commission and, if appropriate,
distributing to shareholders appropriate disclosure
with respect to the item. The Target Fund agrees to
mail or otherwise deliver (e.g., by electronic
means consistent with applicable regulations
governing their use) to its respective shareholders
of record entitled to vote at the special meeting
of shareholders at which action is to be considered
regarding this Agreement, in sufficient time to
comply with requirements as to notice thereof, the prospectus/proxy statement contained in the N-14
Registration Statement and other documents as are
necessary, which each comply in all material
respects with the applicable provisions of Section
14(a) of the 1934 Act and Section 20(a) of the 1940
Act, and the rules and regulations, respectively,
thereunder.
     (c)	The Target Entity will call a meeting of
the shareholders of the Target Fund to be held
prior to the Closing Date to consider and act upon
this Agreement and to take all other action
necessary to seek to obtain the required
shareholder approval of the transactions
contemplated herein. In the event that the Target
Fund does not achieve a quorum or receives
insufficient votes from shareholders to approve the
proposal, the meeting may be postponed or adjourned
as permitted under the Target Entity's Governing
Documents, applicable law and the N-14 Registration
Statement in order to permit further solicitation
of proxies.
     (d)	The Target Fund covenants that the
Acquiring Fund's shares to be issued pursuant to
this Agreement are not being acquired for the
purpose of making any distribution thereof, other
than in accordance with the terms of this
Agreement.
     (e)	The Target Entity will assist the
Acquiring Fund in obtaining such information as the
Acquiring Fund reasonably requests concerning the
beneficial ownership of the Target Fund's shares,
and will assist the Acquiring Fund and IPCM in
obtaining copies of any books and records of the
Target Fund from its service providers reasonably
requested by the Acquiring Entity or IPCM.
     (f)	The Target Entity will provide the
Acquiring Fund with (i) within thirty (30) days of
the Closing Date, a statement of the respective tax
basis and holding period as of the most recent Tax
year end of the Target Fund of all investments to
be transferred by the Target Fund to the Acquiring
Fund, (ii) a copy (which may be in electronic form)
of the shareholder ledger accounts including,
without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest
held by each shareholder, the backup withholding
and nonresident alien withholding certifications,
and notices or records on file with the Target Fund
with respect to each shareholder, for all of the
shareholders of record of the Target Fund as of the
close of business on the Valuation Date, who are to
become holders of the Acquiring Fund as a result of
the transfer of Assets (the "Target Fund
Shareholder Documentation"), certified by the
Target Transfer Agent or its President or Vice-
President to the best of their knowledge and belief
(for the avoidance of doubt, the Acquiring Fund
anticipates receiving Target Fund Shareholder
Documentation only with respect to authorized
participants who hold shares of the Target Fund and
any other direct holders of Target Fund shares),
(iii) FASB ASC 740-10 (formerly FIN 48) work papers
and supporting statements pertaining to the Target
Fund relating to any taxable years of the Target
Fund not closed by the applicable Tax statute of
limitations (the "ASC 740-10 Workpapers"), and (iv)
the Tax books and records of the Target Fund for
purposes of preparing any Tax returns required by
law to be filed for Tax periods ending after the
Closing Date. The information to be provided under
(ii) through (iv) of this sub-section shall be
provided at or prior to the Closing.
     (g)	The Target Fund will prepare and deliver
to the Acquiring Fund at least five (5) business
days prior to the Closing Date a statement of the
assets and the liabilities of the Target Fund as of
such date for review and agreement by the parties
to determine that the Assets and the Liabilities of
the Target Fund are being correctly determined in
accordance with the terms of this Agreement. The
Target Fund will deliver at the Closing a statement
of Assets and Liabilities of the Target Fund as of
the Valuation Date, certified by the Treasurer of
the Target Entity.
     (h)	Subject to the provisions of this
Agreement, the Acquiring Fund and the Target Fund
will each take, or cause to be taken, all action,
and do or cause to be done all things, reasonably
necessary, proper or advisable to consummate and
make effective the transactions contemplated by
this Agreement.
     (i)	As soon as is reasonably practicable after
the Closing, the Target Fund will make one or more distributions to its shareholders consisting of the shares of the Acquiring Fund received at the
Closing (and any cash in lieu of fractional
shares), as set forth in Section 1.2(d) hereof.
     (j)	The Acquiring Fund and the Target Fund
shall each use their reasonable best efforts prior
to Closing to fulfill or obtain the fulfillment of
the conditions precedent to effect the transactions contemplated by this Agreement.
     (k)	The Target Fund shall, from time to time,
as and when reasonably requested by the Acquiring
Fund, execute and deliver or cause to be executed
and delivered all such assignments and other
instruments, and will take or cause to be taken
such further action, as the Acquiring Fund may
reasonably deem necessary or desirable in order to
vest in and confirm the Acquiring Fund's title to
and possession of all the Assets and otherwise to
carry out the intent and purpose of this Agreement.
     (l)	The Acquiring Fund shall, from time to
time, as and when reasonably requested by the
Target Fund, execute and deliver or cause to be
executed and delivered all such assumption
agreements and other instruments, and will take or
cause to be taken such further action, as the
Target Fund may reasonably deem necessary or
desirable in order for the Acquiring Fund to assume
the Target Fund's Liabilities and otherwise to
carry out the intent and purpose of this Agreement.
     (m)	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations
required by the 1933 Act, the 1940 Act and such of
the state blue sky or securities laws as may be
necessary in order to continue its operations after
the Closing Date.
     (n)	A statement of any capital loss
carryovers, for U.S. federal income tax purposes, of the Target Fund, as of the most recent Tax year end of the Target Fund, along with supporting workpapers providing information regarding any limitations on the use of such capital loss carryovers including information on any built-in gains and built-in losses of the Target Fund for purposes of applying applicable limitations on the use of such items under the Code, will be provided by the Target Entity on behalf of the Target Fund to the Acquiring Fund prior to Closing if the Target Fund's most recent Tax year ended on or before December 31, 2017, otherwise, such statement, supporting workpapers and information shall be provided by the Target Entity on behalf of the Target Fund to the Acquiring Fund within sixty
(60) days after the Closing Date.
     (o) It is the intention of the parties that each Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of a Reorganization to qualify as a reorganization with the meaning of Section 368(a) of the Code.


     (p) At or prior to the Closing, the Target Fund
shall have delivered to the Acquiring Fund copies
of: (i) the federal, state and local income Tax
returns filed by or on behalf of the Target Fund
for the prior three (3) taxable years; (ii) any of
the following that have been issued to or for the
benefit of the Target Fund and which have
continuing relevance: (a) rulings, determinations,
holdings or opinions issued by any federal, state,
local or foreign Tax authority and (b) legal
opinions; and (iii) with respect to any wholly
owned subsidiaries of the Target Fund (if any), any organizational documents, including without limitation, the declarations of trust, articles of incorporation and bylaws, together with the board meeting minutes and consent of directors or
trustees and shareholders.
     (q)  It is the intention of the parties that
the Acquiring Fund will assume the ticker symbol of
the corresponding Target Fund. The parties agree to
take any and all such actions as may be reasonably
necessary to facilitate the transfer of each Target
Fund's ticker symbol to the corresponding Acquiring
Fund.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET
ENTITY
     6.1.	With respect to each Reorganization, the
obligations of the Target Entity, on behalf of the
Target Fund, to consummate the transactions provided
for herein shall be subject to the performance, or to
the extent legally permissible, the Target Entity's
waiver, of the obligations to be performed by the
Acquiring Fund hereunder on or before the Closing Date
and, in addition thereto, the following conditions:
     (a)	All representations and warranties of the
Acquiring Fund and the Acquiring Entity contained
in this Agreement shall be true and correct in all
material respects as of the date hereof and, except
as they may be affected by the transactions
contemplated by this Agreement, as of the Closing
Time, with the same force and effect as if made on
and as of the Closing Time;
     (b)	The Acquiring Entity shall have delivered
to the Target Fund as of the Closing Time a
certificate executed in its name by its President
or Vice President and Treasurer, in form and
substance reasonably satisfactory to Target Fund
and dated as of the Closing Date, to the effect
that the representations and warranties of or with
respect to the Acquiring Fund made in this
Agreement are true and correct at and as of the
Closing Time, except as they may be affected by the transactions contemplated by this Agreement;
     (c)	The Acquiring Entity and the Acquiring
Fund shall have performed all of the covenants and
complied with all of the provisions required by
this Agreement to be performed or complied with by
the Acquiring Entity and the Acquiring Fund, on or
before the Closing Time;
     (d)	The Target Fund and the Acquiring Fund
shall have agreed on the number of shares of the
Acquiring Fund to be issued in connection with the Reorganization after such number has been calculated in accordance with Section 1.2 hereto;
     (e)	As of the Closing Date, there shall have
been no material change in the investment
objectives, policies and restrictions or any
increase in the investment management fee rate or
other fee rates that the Acquiring Fund is
contractually obligated to pay for services
provided to the Acquiring Fund from those described
in the N-14 Registration Statement;
     (f)	The Target Entity shall have received from
the Target Transfer Agent a certificate stating
that it has received from the Acquiring Entity the
number of shares of the Acquiring Fund equal in
value to the value of the shares of the Target Fund
as of the time and date set forth in Section 3; and
     (g)	The Target Entity shall have received on
the Closing Date the opinion of Stradley Ronon
Stevens & Young, LLP ("Stradley Ronon"), counsel to
the Acquiring Entity (which may rely on
certificates of officers or trustees of the
Acquiring Entity), dated as of the Closing Date,
covering the following points:
          (i) PowerShares Exchange-Traded Fund Trust
and PowerShares Exchange-Traded Fund Trust II are
each a voluntary association with transferable
shares (commonly known as a business trust) duly
formed, validly existing, and in good standing
under the laws of the Commonwealth of
Massachusetts, and PowerShares Actively Managed Exchange-Traded Fund Trust and PowerShares
Exchange-Traded Self-Indexed Fund Trust are each a
statutory trust duly formed, validly existing and
in good standing under the laws of the State of
Delaware, and each has the trust power to own all
of the Acquiring Fund's properties and assets and
to carry on its business, including that of the
Acquiring Fund, as a registered investment company;
          (ii) The Acquiring Entity is a registered
investment company classified as a management
company of the open-end type with respect to each
series of shares it offers, including the Acquiring
Fund, under the 1940 Act, and its registration with
the Commission as an investment company under the
1940 Act is in full force and effect;
          (iii) The Agreement has been duly
authorized by the Acquiring Entity on behalf of the
Acquiring Fund and, assuming due authorization,
execution and delivery of the Agreement by the
Target Entity, the Target Fund, Security Investors,
GFIA and GPIM, is a valid and binding obligation of
the Acquiring Entity, on behalf of the Acquiring
Fund, enforceable against it in accordance with its
terms, subject, as to enforcement, to bankruptcy,
insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights
generally, general equity principles (whether
considered in a proceeding in equity or at law) and
to an implied covenant of good faith and fair
dealing;
          (iv) The Acquiring Fund shares to be
issued to the Target Fund as provided by this
Agreement are duly authorized, upon such delivery
will be validly issued and upon receipt of the
Target Fund's Assets will be fully paid and  non-
assessable by the Acquiring Entity (recognizing
that under Massachusetts law, shareholders of an
Acquiring Fund that is a series of PowerShares
Exchange-Traded Fund Trust and/or PowerShares
Exchange-Traded Fund Trust II, under certain
circumstances, could be held personally liable for
the obligations of the Acquiring Fund), and no
shareholder of an Acquiring Fund has any preemptive
rights to subscription or purchase in respect
thereof; and
          (v) The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated hereby will not, result
in a violation of the Acquiring Entity's Governing
Documents or a breach or default under any material
contract, agreement, instrument or other document
pertaining to, or material to the business or
financial condition of, the Acquiring Fund, or, to
the knowledge of such counsel, result in the
acceleration of any obligation or the imposition of
any penalty under any such agreement.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING ENTITY
     7.1.	With respect to each Reorganization, the
obligations of the Acquiring Entity, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject to the performance, or to
the extent legally permissible, the Acquiring Fund's
waiver, of the obligations to be performed by the
Target Fund hereunder on or before the Closing Date
and, in addition thereto, the following conditions:
     (a)	All representations and warranties of the
Target Entity and the Target Fund contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they
may be affected by the transactions contemplated by
this Agreement, as of the Closing Time, with the
same force and effect as if made on and as of the
Closing Time;
     (b)	The Target Entity, on behalf of the Target
Fund, shall have delivered to the Acquiring Entity
(i) a statement of the Target Fund's Assets and
Liabilities, as of the Valuation Date, certified by
the Treasurer of the Target Entity, (ii) the Target
Fund Shareholder Documentation, (iii) in electronic
form, to the extent permitted by applicable law,
all information pertaining to, or necessary or
useful in the calculation or demonstration of, the
investment performance of the Target Fund, (iv) the
ASC 740-10 Workpapers, and (v) a statement of any
capital loss carryovers as of the most recent Tax
year end of the Target Fund along with supporting
workpapers providing information regarding any
limitations on the use of such capital loss
carryovers including information on any built-in
gains and built-in losses of the Target Fund for
purposes of applying applicable limitations on the
use of such items under the Code if the Target
Fund's most recent Tax year ended on or before
December 31, 2017, as provided in Section 5(n).
The information to be provided under (iii) of this
subsection shall be provided at least thirty (30)
days before the Closing Date and the information to
be provided under (i), (ii), (iv) and (v) of this
subsection shall be provided on the Closing Date;
     (c)	The Target Entity shall have delivered to
the Acquiring Entity as of the Closing Time a
certificate executed in its name by its President
or Vice President and Treasurer, in form and
substance satisfactory to the Acquiring Fund and
dated as of the Closing Date, to the effect that
the representations and warranties of or with
respect to the Target Fund made in this Agreement
are true and correct at and as of the Closing Time;
     (d)	The Target Custodian and the Target
Transfer Agent shall have delivered the
certificates contemplated by Sections 3.2(b),
3.2(d) of this Agreement, respectively, and the
Target Transfer Agent or the Target Fund's
President or Vice President shall have delivered
the certificate contemplated by Section 5.1(f) of
this Agreement, each duly executed by an authorized
officer of the Target Custodian, the Target
Transfer Agent, the Target Fund's President or the
Target Fund's Vice President, as applicable;
     (e)	The Target Entity and the Target Fund
shall have performed all of the covenants and
complied with all of the provisions required by
this Agreement to be performed or complied with by
the Target Entity and the Target Fund, on or before
the Closing Time;
     (f)	The Target Fund and the Acquiring Fund
shall have agreed on the number of shares of the
Acquiring Fund set forth on Exhibit A hereto to be
issued in connection with the Reorganization after
such number has been calculated in accordance with
Section 1.2 hereto;
     (g)	Unless the Target Fund has been advised by
the Acquiring Fund that the Acquiring Fund will
deliver an opinion of counsel that the
Reorganization qualifies as a "reorganization"
under Section 368(a)(1)(F) of the Code, the Target
Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the
effect of distributing to its shareholders (A) all
of Target Fund's investment company taxable income
(determined without regard to any deductions for
dividends paid) for the taxable year ended prior to
the Closing Date and all of such investment company
taxable income for the short taxable year beginning
on the first day of its current taxable year and
ending on the Closing Date and (B) all of Target
Fund's net capital gain recognized in its taxable
year ended prior to the Closing Date and all of any
such net capital gain recognized in the short
taxable year beginning on the first day of its
current taxable year and ending on the Closing Date
(in each case after reduction for any capital loss
carryover);
     (h)	The Target Entity shall have duly executed
and delivered to the Acquiring Entity, on behalf of
the Target Fund, such bills of sale, assignments,
certificates and other instruments of transfer,
including transfer instructions to the Target
Custodian and instructions to the Acquiring Fund's
transfer agent as the Acquiring Entity may
reasonably deem necessary or desirable to evidence
the transfer to the Acquiring Fund by the Target
Fund all of the right, title and interest of the
Target Fund in and to the respective Assets of the
Target Fund. In each case, the Assets of the Target
Fund shall be accompanied by all necessary state
stock transfer stamps or cash for the appropriate
purchase price therefor;
     (i)	The Acquiring Entity shall have received
at the Closing: (i) a certificate of an authorized
signatory of the Target Custodian stating that the
Assets of the Target Fund have been delivered to
the Acquiring Fund; (ii) a certificate of an
authorized signatory from the custodian for the
Acquiring Fund stating that the Assets of the
Target Fund have been received; (iii) a certificate
of an authorized officer of the Target Transfer
Agent confirming that the transfer agent has
delivered its records containing the names and
addresses of the record holders of the Target
Fund's shares and the number and percentage (to
four decimal places) of ownership of the Target
Fund owned by each such holder as of the Valuation
Date; and (iv) the Tax books and records of the
Target Fund, including but not limited to, for
purposes of preparing any Tax Returns required by
law to be filed after the Closing Date;
     (j)	As of the Closing Date, there shall have
been no material change in the investment
objectives, policies and restrictions or any
increase in the investment management fee rate or
other fee rates that the Target Fund is
contractually obligated to pay for services
provided to the Target Fund from those described in
the N-14 Registration Statement; and
     (k)	The Acquiring Entity shall have received
on the Closing Date an opinion of counsel to each
Target Entity (which may rely on certificates of
officers or trustees of the Target Entity),
covering the following points:
          (i) The Target Entity is a statutory
trust, duly organized, validly existing and in good
standing under the laws of the State of Delaware,
and has the power under its Governing Documents to
own all of Target Fund's properties and assets, and
to conduct its business, including that of the
Target Fund, as described in its organizational
documents or in the most recently filed
registration statement of the Target Fund;
          (ii) The Target Entity is a registered
investment company classified as a management
company of the open-end type with respect to itself
and, if applicable, each series of shares it
offers, including the Target Fund, under the 1940
Act, and its registration with the Commission as an
investment company under the 1940 Act is in full
force and effect;
          (iii) The Agreement has been duly
authorized by the Target Entity on behalf of Target
Fund and, assuming due authorization, execution and
delivery of the Agreement by the Acquiring Entity
and the Acquiring Fund, is a valid and binding
obligation of the Target Entity, on behalf of the
Target Fund, enforceable against the Target Entity
in accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency, fraudulent
conveyance, reorganization, receivership,
moratorium and other similar laws relating to or
affecting creditors' rights generally, general
equity principles (whether considered in a
proceeding in equity or at law) and to an implied
covenant of good faith and fair dealing; and
          (iv) The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated hereby will not, result
in a violation of, as appropriate, the Target
Entity's Governing Documents or a breach or default
under any material contract, agreement, instrument
or other document pertaining to, or material to the
business or financial condition of, the Target
Fund, or, to the knowledge of such counsel, result
in the acceleration of any obligation or the
imposition of any penalty under any such agreement.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING ENTITY AND THE TARGET ENTITY
     With respect to each Reorganization, if any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Target
Fund or the Acquiring Fund, the Acquiring Entity or
Target Entity, respectively, shall, at its option, not
be required to consummate the transactions contemplated
by this Agreement:
     8.1.	The Agreement shall have been approved by the
requisite vote of the holders of the outstanding shares
of the Target Fund in accordance with the provisions of
the Target Entity's Governing Documents, applicable law
of the State of Delaware, and the 1940 Act, and
certified copies of the voting record from the proxy
solicitor evidencing such approval shall have been
delivered to the Acquiring Fund.  Notwithstanding
anything herein to the contrary, neither the Target
Fund nor the Acquiring Fund may waive the conditions
set forth in this Section 8.1;
     8.2.	The Agreement and transactions contemplated
herein shall have been approved by the board of
trustees of the Target Entity and the board of trustees
of the Acquiring Entity and each party shall have
delivered to the other party a copy of the resolutions approving this Agreement and the transactions contemplated in connection herewith adopted by such
party's board of trustees, certified by the secretary
or equivalent officer. Notwithstanding anything herein
to the contrary, neither the Target Fund nor the
Acquiring Fund may waive the conditions set forth in
this Section 8.2;
     8.3.	On the Closing Date, no action, suit or other
proceeding shall be pending or, to the Target Entity's
or the Acquiring Entity's knowledge, threatened before
any court or governmental agency in which it is sought
to restrain or prohibit, or obtain damages or other
relief in connection with, this Agreement or the
transactions contemplated herein;
     8.4.	All consents of other parties and all other
consents, orders and permits of federal, state and
local regulatory authorities deemed necessary by the
Acquiring Fund or Target Fund to permit consummation,
in all material respects, of the transactions
contemplated hereby shall have been obtained, except
where failure to obtain any such consent, order or
permit would not result in a material adverse effect on
the Acquiring Fund or the Target Fund, provided that
either party hereto may for itself waive any of such
conditions;
     8.5.	The N-14 Registration Statement shall have
become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties
hereto, no investigation or proceeding for that purpose
shall have been instituted or be pending, threatened or contemplated under the 1933 Act;
     8.6.	The Target Entity and the Acquiring Entity
shall have received on or before the Closing Date an
opinion of Stradley Ronon in form and substance
reasonably acceptable to the Target Entity and the
Acquiring Entity, as to the matters set forth on
Schedule 8.6.  In rendering such opinion, Stradley
Ronon may request and rely upon representations
contained in certificates of officers of the Target
Entity, the Acquiring Entity and others, and the
officers of the Target Entity and the Acquiring Entity
shall use their best efforts to make available such
truthful certificates. Such opinion shall contain such limitations as shall be in the opinion of Stradley
Ronon appropriate to render the opinions expressed
therein.  Subject to receipt of the certificates
referenced in this Section 8.6 and absent a change of
law or change of fact between the date of this
Agreement and the Closing, the Acquiring Fund agrees
that such opinion shall state that the Reorganization
will qualify as a "reorganization" under Section
368(a)(1)(F) of the Code.  Notwithstanding anything
herein to the contrary, neither the Acquiring Entity
nor the Target Entity may waive the conditions set
forth in this paragraph 8.6;
     8.7.	 All of the transactions contemplated by the
Transaction Agreement have been consummated.
9.	BROKERAGE FEES AND EXPENSES
     9.1.	The parties hereto represent and warrant to
each other that there are no brokers or finders
entitled to receive any payments in connection with the transactions provided for herein.
     9.2.	IPCM, Security Investors, GFIA and GPIM will
bear or arrange for an entity under common ownership
thereof to bear all of the expenses of the Target
Entity and Acquiring Entity relating to the
Reorganizations, whether or not the Reorganizations are consummated. The costs of the Reorganizations shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the
1940 Act, if any, terminating any existing agreements
or contracts to which the Target Entity is a party
(including any penalties payable in connection with
such termination), organizing each Acquiring Fund, preparation, printing and distribution of the N-14 Registration Statement for each Reorganization
(including the prospectus/proxy statement contained
therein), legal fees, accounting fees, and expenses of
holding shareholders' meetings. Notwithstanding the foregoing, Security Investors, GFIA, GPIM, or an entity under common ownership thereof will be solely
responsible for any costs associated with terminating
existing agreements between each Target Entity and
Rydex Fund Services, LLC (now MUFG Investor Services
(US), LLC) or its affiliates.
10.	COOPERATION AND EXCHANGE OF INFORMATION
 With respect to each Reorganization, prior to the
Closing and for a reasonable time thereafter, the
Target Entity and the corresponding Acquiring Entity
will provide each other and their respective
representatives with such cooperation, assistance and information as is reasonably necessary (i) for the filing of any Tax Return, for the preparation for any
audit, and for the prosecution or defense of any claim,
suit or proceeding relating to any proposed adjustment,
or (ii) for any financial accounting purpose.  Each
such party or their respective agents will retain until
the applicable period for assessment under applicable
law (giving effect to any and all extensions or
waivers) has expired all returns, schedules and work
papers and all material records or other documents
relating to Tax matters and financial reporting of tax positions of the Target Fund and the Acquiring Fund for its taxable period first ending after the Closing of
the applicable Reorganization and for all prior taxable periods for which the statute of limitation had not run at the time of the Closing, provided that a Target
Entity shall not be required to maintain any such
documents that it has delivered to the Acquiring Fund.
11.	INDEMNIFICATION
     11.1.	With respect to a Reorganization, the
applicable Acquiring Entity, out of the assets of the Acquiring Fund, agrees to indemnify and hold harmless the Target Entity and each of the Target Entity's
officers and trustees from and against any and all
losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of
reasonable legal fees and reasonable costs of
investigation) to which, jointly and severally, the
Target Entity or any of its trustees or officers may
become subject, insofar as such loss, claim, damage,
liability or expense (or actions with respect thereto)
arises out of or is based on any breach by the
Acquiring Entity, on behalf of the Acquiring Fund, of
any of its representations, warranties, covenants or agreements set forth in this Agreement. This indemnification obligation shall survive the
termination of this Agreement and the closing of the
Reorganization.
     11.2.	With respect to a Reorganization, the
applicable Target Entity, out of the assets of the
Target Fund, agrees to indemnify and hold harmless the applicable Acquiring Entity and its officers and trustees from and against any and all losses, claims,
damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly and severally, the Acquiring Entity or any of its
trustees or officers may become subject, insofar as
such loss, claim, damage, liability or expense (or
actions with respect thereto) arises out of or is based
on any breach by the Target Entity, on behalf of the
Target Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement.
This indemnification obligation shall survive the
termination of this Agreement and the closing of the
Reorganization.
12.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND
COVENANTS
     12.1.	Except as described in Section 9.2, each party
agrees that no party has made any representation,
warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.
     12.2.	The representations, warranties and covenants
contained in this Agreement or in any document
delivered pursuant hereto or in connection herewith
shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.
13.	TERMINATION
 In addition, this Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to one or more (or all) Reorganizations at any
time prior to the Closing Date by:  (i) resolution of
the either the board of trustees of the Acquiring
Entity or the board of trustees of the Target Entity if circumstances should develop that, in the opinion of that board, make proceeding with the Agreement not in
the best interests of the shareholders of the Acquiring
Fund or the Target Fund, respectively; (ii) mutual
agreement of the parties; (iii) either the Acquiring
Entity or the Target Entity if the Closing shall not
have occurred on or before September 28, 2018; unless
such date is extended by mutual agreement of the
Acquiring Entity and the Target Entity; or (iv) any
party if one or more other parties shall have
materially breached its obligations under this
Agreement or made a material misrepresentation herein
or in connection herewith which would render a
condition set forth in this Agreement unable to be
satisfied. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective directors/trustees or officers, except for
(a) any such material breach or intentional
misrepresentation or (b) the parties' respective
obligations under Sections 9.2 and 11, as to each of
which all remedies at law or in equity of the party
adversely affected shall survive. Further, this
Agreement shall automatically terminate upon the
termination of the Transaction Agreement.
14.	AMENDMENTS
     This Agreement may be amended, modified or
supplemented in a writing signed by the parties hereto
to be bound by such Amendment; provided, however, that following the meeting of the shareholders of the Target
Fund called pursuant to Section 5.1(c) of this
Agreement, no such amendment may have the effect of
changing the provisions for determining the number of
shares of the Acquiring Fund to be issued to the
shareholders of the Target Fund under this Agreement to
the detriment of such shareholders without their
further approval.
15.	NOTICES
 Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be
in writing and shall be given by facsimile, electronic delivery, personal service or prepaid or certified mail addressed to:
          For each Target Entity:
          Claymore Exchange-Traded Fund Trust
          227 West Monroe Street
          Chicago, IL 60606
     Fax: (312) 827-0157
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com

          With a copy to:

          Guggenheim Partners, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

          Claymore Exchange-Traded Fund Trust 2
          227 West Monroe Street
          Chicago, IL 60606
     Fax: (312) 827-0157
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com

          With a copy to:

          Guggenheim Partners, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

          Rydex ETF Trust
          227 West Monroe Street
          Chicago, IL 60606
     Fax: (312) 827-0157
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com

          With a copy to:

          Guggenheim Partners, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

          For Security Investors, LLC:
          Security Investors, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com

          With a copy to:

          Guggenheim Partners, LLC
          227 West Monroe Street
          Chicago, IL 60606
     Fax: (312) 827-0157
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

          For Guggenheim Funds Investment Advisors, LLC:
          227 West Monroe Street, 7th Floor
          Chicago, IL 60606
     Fax: (312) 827-0157
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com
with a copy to:
          Guggenheim Partners, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

              For Guggenheim Partners Investment Management, LLC:
              Guggenheim Partners Investment Management, LLC
          100 Wilshire Blvd., Suite 500
          Santa Monica, CA 90401
          Fax:  (310) 576-1271
          Attn: General Counsel
          Email: GILegalSupport@guggenheimpartners.com
with a copy to:
          Guggenheim Partners, LLC
          330 Madison Avenue, 11th Floor
          New York, NY 10017
     Fax: (212) 644-8107
          Attn: General Counsel
          Email: kevin.robinson@guggenheimpartners.com

For each Acquiring Entity
          11 Greenway Plaza, Suite 1000
          Houston, TX  77046
          Fax:  713-993-9185
          Attn: General Counsel
with a copy to:
Bruce G. Leto
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098
Fax: (215) 564-8120
For Invesco PowerShares Capital Management LLC:
          3500 Lacey Road, Suite 700
          Downers Grove, Illinois 60515
          Fax:  630-684-6292
Attn: Anna Paglia

16.	HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT;
LIMITATION OF LIABILITY
     16.1.	The Article and Section headings contained in
this Agreement are for reference purposes only and
shall not affect in any way the meaning or
interpretation of this Agreement.
     16.2.	This Agreement shall be governed by and
construed in accordance with the laws of the State of
Delaware and applicable federal law, without regard to
its principles of conflicts of laws.
     16.3.	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective
successors and assigns, but no assignment or transfer
hereof or of any rights or obligations hereunder shall
be made by any party without the written consent of the
other parties. Nothing herein expressed or implied is
intended or shall be construed to confer upon or give
any person, firm or corporation, other than the parties
hereto and their respective successors and assigns, any
rights or remedies under or by reason of this
Agreement.
     16.4.	This agreement may be executed in any number of
counterparts, each of which shall be considered an
original.
     16.5.	The Target Entity is a Delaware statutory trust
organized in series of which each Target Fund
constitutes one such series. With respect to each Reorganization, the Target Entity is executing this
Agreement on behalf of the Target Fund only. Pursuant
to the Declaration of Trust of the Target Entity and
Section 2804(a) of the Delaware Statutory Trust Act,
there is a limitation on liability of each series such
that (a) the debts, liabilities, obligations and
expenses incurred, contracted or otherwise existing
with respect to the Target Fund are enforceable against
the assets of that Target Fund only, and not against
the assets of the Target Entity generally or the assets
of any other series thereof, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to
the Target Entity generally or with respect to any
other series thereof are enforceable against the assets
of such Target Fund.
     16.6.	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of
their respective directors or trustees, shareholders,
nominees, officers, agents, or employees personally,
but, except as provided in Sections 9.2, 11.1 and 11.2
hereof, shall bind only the property of the applicable
Target Fund or the applicable Acquiring Fund as
provided in the Governing Documents of the applicable
Target Entity or the applicable Acquiring Entity,
respectively.  The execution and delivery by such
officers shall not be deemed to have been made by any
of them individually or to impose any liability on any
of them personally, but shall bind only the property of
such party.
17.	PUBLICITY/CONFIDENTIALITY
     17.1.	The parties shall cooperate on determining the
manner in which any public announcements or similar
publicity with respect to this Agreement or the
transactions contemplated herein are made, provided
that nothing herein shall prevent either party from
making such public announcements as may be required by
law, in which case the party issuing such statement or communication shall use all reasonable commercial efforts to advise the other party prior to such
issuance.
     17.2.	The Target Entity, the Acquiring Entity and
IPCM (for purposes of this Section 17, the "Protected
Persons") will hold, and will cause their board
members, officers, employees, representatives, agents
and affiliates to hold, in confidence, and not disclose
to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other
Protected Persons, all confidential information
obtained from the other Protected Persons in connection
with the transactions contemplated by this Agreement,
except such information may be disclosed: (i) to
governmental or regulatory bodies, and, where
necessary, to any other person in connection with the
obtaining of consents or waivers as contemplated by
this Agreement; (ii) if required by court order or
decree or applicable law; (iii) if it is publicly
available through no act or failure to act of such
party; (iv) it if was already known to such party on a non-confidential basis on the date of receipt;
(v) during the course of or in connection with any
litigation, government investigation, arbitration, or
other proceedings based upon or in connection with the
subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.
     17.3.	In the event of a termination of this
Agreement, the Protected Persons agree that they along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other
Protected Persons, keep secret and retain in confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law;
(ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Acquiring Fund and Target Fund.

PowerShares Exchange-Traded Fund
Trust, on behalf of its series
identified on Exhibit A hereto
By: ____/s/ Anna Paglia________________
 Name: Anna Paglia
 Title:  Secretary


PowerShares Exchange-Traded Fund Trust
II, on behalf of its series identified
on Exhibit A hereto
By: ________/s/ Anna Paglia
_____________
 Name: Anna Paglia
 Title:  Secretary

PowerShares Actively Managed Exchange-
Traded Fund Trust, on behalf of its
series identified on Exhibit A hereto
By: _____/s/ Anna Paglia
_______________
 Name: Anna Paglia
 Title:  Secretary



PowerShares Exchange-Traded Self-
Indexed Fund Trust, on behalf of its
series identified on Exhibit A hereto
By: ____/s/ Anna Paglia
_________________
 Name: Anna Paglia
 Title:  Secretary




Rydex ETF Trust, on behalf of its
series identified on Exhibit A hereto

By: _______/s/ Amy J. Lee_______________
 Name: Amy J. Lee
 Title:  President


Claymore Exchange-Traded Fund Trust, on
behalf of its series identified on
Exhibit A hereto
By: ____/s/ Amy J. Lee___________________
 Name: Amy J. Lee
Title:  Vice President and Chief Legal
Officer
Claymore Exchange-Traded Fund Trust 2,
on behalf of its series identified on
Exhibit A hereto
By: ______/s/ Amy J. Lee________________
 Name: Amy J. Lee
Title: Vice President and Chief Legal
Officer






Invesco PowerShares Capital Management
LLC, solely with respect to Sections
1.2(f), 5.1(a), 9.2, 14 and 16.
By: ________/s/ Anna Paglia
______________
 Name: Anna Paglia
Title: Secretary, Head of Legal-
PowerShares



Security Investors, LLC, solely with
respect to 1.2(f), 5.1(a), 5.1(e),
9.2, 14 and 16.3

By: ____/s/ Amy J. Lee_________________
  Name: Amy J. Lee
 Title: Senior Vice President and
Secretary

Guggenheim Partners Investment
Management, LLC, solely with respect
to 1.2(f), 5.1(a), 5.1(e), 9.2, 14 and
16.3
By: ______/s/ Kevin Robinson____________
 Name: Kevin Robinson
 Title:  Attorney-in-Fact

Guggenheim Funds Investment Advisors,
LLC, solely with respect to 1.2(f),
5.1(a), 5.1(e), 9.2, 14 and 16.3
By: ____/s/ Amy J. Lee
_________________
 Name: Amy J. Lee
 Title: Senior Vice President and
Secretary



EXHIBIT A

CHART OF REORGANIZATIONS

Acquiring Fund and Acquiring Entity

Corresponding Target Fund and Target Entity



POWERSHARES EXCHANGE-TRADED FUND TRUST


PowerShares S&P 100(r) Equal Weight
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 100(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Consumer Discretionary Portfolio, a
series of PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal Weight Consumer
Discretionary ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Consumer Staples Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Consumer
Staples ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Energy
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Energy ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Financials Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Financials
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Health
Care Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Health Care
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Industrials Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Industrials
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Materials Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Materials
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight Real
Estate Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Real Estate
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Technology Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Technology
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Equal Weight
Utilities Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal Weight Utilities
ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Pure Growth
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Pure Value
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares S&P 500(r) Top 50 Portfolio, a series of PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Top 50 ETF, a series of
Rydex ETF Trust

PowerShares S&P MidCap 400(r) Equal Weight
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r) Pure Growth
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r) Pure Value
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Equal
Weight Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P SmallCap 600(r) Equal Weight ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Pure Growth
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P SmallCap 600(r) Pure Growth ETF, a series of Rydex ETF Trust

PowerShares S&P SmallCap 600(r) Pure Value
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P SmallCap 600(r) Pure Value ETF, a series of Rydex ETF Trust

PowerShares Dow Jones Industrial Average
Dividend Portfolio, a series of
PowerShares Exchange-Traded Fund Trust

Guggenheim Dow Jones Industrial Average
Dividend ETF, a series of Claymore Exchange-
Traded Fund Trust

PowerShares Insider Sentiment Portfolio, a series of PowerShares Exchange-Traded
Fund Trust

Guggenheim Insider Sentiment ETF, a series of
Claymore Exchange-Traded Fund Trust

PowerShares Zacks Mid-Cap Portfolio, a
series of PowerShares Exchange-Traded
Fund Trust

Guggenheim Mid-Cap Core ETF, a series of
Claymore Exchange-Traded Fund Trust

PowerShares Zacks Multi-Asset Income
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim Multi-Asset Income ETF, a series of
Claymore Exchange-Traded Fund Trust
PowerShares S&P Spin-Off Portfolio, a
series of PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P Spin-Off ETF, a series of
Claymore Exchange-Traded Fund Trust

PowerShares Wilshire Micro-Cap Portfolio, a series of PowerShares Exchange-Traded
Fund Trust

Wilshire Micro-Cap ETF, a series of Claymore
Exchange-Traded Fund Trust



POWERSHARES EXCHANGE-TRADED FUND TRUST II


PowerShares MSCI Emerging Markets Equal
Country Weight Portfolio, a series of
PowerShares Exchange-Traded Fund Trust II

Guggenheim MSCI Emerging Markets Equal Country
Weight ETF, a series of Rydex ETF Trust

PowerShares S&P Global Dividend
Opportunities Index Portfolio, a series
of PowerShares Exchange-Traded Fund Trust II

Guggenheim S&P Global Dividend Opportunities
Index ETF, a series of Claymore Exchange-
Traded Fund Trust

PowerShares China All-Cap Portfolio, a
series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China All-Cap ETF, a series of
Claymore Exchange-Traded Fund Trust 2

PowerShares China Real Estate Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China Real Estate ETF, a series of
Claymore Exchange-Traded Fund Trust 2

PowerShares Frontier Markets Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim Frontier Markets ETF, a series of
Claymore Exchange-Traded Fund Trust 2

PowerShares Zacks International Multi-
Asset Income Portfolio, a series of
PowerShares Exchange-Traded Fund Trust II

Guggenheim International Multi-Asset Income
ETF, a series of Claymore Exchange-Traded Fund
Trust 2

PowerShares MSCI Global Timber Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim MSCI Global Timber ETF, a series of
Claymore Exchange-Traded Fund Trust 2

PowerShares S&P Global Water Index
Portfolio, a series of PowerShares
Exchange-Traded Fund Trust II

Guggenheim S&P Global Water Index ETF, a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Shipping Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim Shipping ETF, a series of Claymore
Exchange-Traded Fund Trust 2



POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST


PowerShares Ultra Short Duration
Portfolio, a series of PowerShares
Actively Managed Exchange-Traded Fund Trust

Guggenheim Ultra Short Duration ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Total Return Bond Portfolio, a series of PowerShares Actively Managed
Exchange-Traded Fund Trust

Guggenheim Total Return Bond ETF, a series of
Claymore Exchange-Traded Fund Trust 2



POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST


PowerShares Multi-Factor Large Cap
Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim Multi-Factor Large Cap ETF, a series of Rydex ETF Trust

PowerShares BulletShares 2018 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2018 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2018 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2018 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2019 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2019 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2019 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2019 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2020 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2020 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2020 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2020 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2021 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2021 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2021 High Yield
Corporate Bond Portfolio, a series of

PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2021 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2022 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2022 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2022 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2022 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2023 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2023 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2023 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2023 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2024 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2024 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund
Trust

PowerShares BulletShares 2024 High Yield
Corporate Bond Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim BulletShares 2024 High Yield
Corporate Bond ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares BulletShares 2025 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2025 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2026 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2026 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares BulletShares 2027 Corporate
Bond Portfolio, a series of PowerShares
Exchange-Traded Self-Indexed Fund Trust

Guggenheim BulletShares 2027 Corporate Bond
ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Defensive Equity Portfolio, a series of PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim Defensive Equity ETF, a series of
Claymore Exchange-Traded Fund Trust

PowerShares U.S. Large Cap Optimized
Volatility Portfolio, a series of
PowerShares Exchange-Traded Self-Indexed
Fund Trust

Guggenheim U.S. Large Cap Optimized Volatility
ETF, a series of Claymore Exchange-Traded Fund Trust 2



Schedule 1.2(c)
Excluded Liabilities
[Which may be modified until Closing]

1.	Any payments or liabilities associated with the
termination of the following agreements:
a.	Fund Administration Agreement, dated May 14,
2013, between Rydex Fund Services, LLC (now
MUFG Investor Services (US), LLC), and Claymore
Exchange-Traded Funds Trust and Claymore
Exchange-Traded Funds Trust 2, as amended July
20, 2016.
b.	Administration Agreement, dated June 10, 2013,
between Rydex Funds Services, LLC (now MUFG
Investor Services (US), LLC) and Rydex ETF
Trust, as amended July 22, 2016.
2.	Asserted and potential claims stemming from the tax
treatment of prearranged trades with authorized participants custom rebalance baskets.


Schedule 8.6
Tax Opinions

     With respect to each Reorganization:
     (i) The acquisition by the Acquiring Fund of all of the Assets of the Target Fund, as provided for in the Agreement, in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.
     (ii) No gain or loss will be recognized by the Target Fund upon the transfer of all of its Assets to, and assumption of its Liabilities by, the Acquiring
Fund in exchange solely for Acquiring Fund shares pursuant to Section 361(a) and Section 357(a) of the Code.
     (iii) No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the Assets of the Target Fund in exchange solely for the assumption of the Liabilities of the Target Fund and issuance of the Acquiring Fund shares pursuant to
Section 1032(a) of the Code.
     (iv) No gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund shares by the Target Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.
     (v) The tax basis of the Assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of such Assets in the hands of the Target
Fund immediately prior to the transfer pursuant to
Section 362(b) of the Code.
     (vi) The holding periods of the Assets of the Target Fund in the hands of the Acquiring Fund will include the periods during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.
     (vii) No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of all of their Target Fund shares for the Acquiring Fund shares pursuant to Section 354(a) of the Code.
     (viii) The aggregate tax basis of the Acquiring
Fund shares to be received by each shareholder of the Target Fund will be the same as the aggregate tax basis of Target Fund shares exchanged therefor pursuant to
Section 358(a)(1) of the Code.
     (ix) The holding period of Acquiring Fund shares received by a shareholder of the Target Fund will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held
Target Fund shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.
     (x) For purposes of Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section
1.381(b)-1(b) of the Income Tax Regulations, the items of Target Fund described in Section 381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and, if applicable, the Income Tax Regulations promulgated thereunder.
This opinion does not address the tax consequences of the Reorganization to contracts or securities on which gain or loss is recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.